SECURITY AGREEMENT

     THIS SECURITY AGREEMENT IS ENTERED INTO EFFECTIVE AS OF APRIL 18, (“Security Agreement”), by Burst.com, Inc., a Delaware corporation (“Grantor”), in favor of GORDON ROCK and MERCER MANAGEMENT, INC. (collectively, the “Secured Party”).

RECITALS

      A. Secured Party has made and has agreed to make certain further advances of money and to extend certain financial accommodations to Grantor pursuant to various promissory notes entered into on or prior to the date hereof and to be entered into by Grantor from time to time (collectively, the “Loans”).

     B. Secured Party has agreed to make a loan on even date herewith and possibly additional loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

AGREEMENT

     NOW, THEREFORE, in order to induce Secured Party to make a loan on even date herewith, to extend the due dates on existing loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

     1.  DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

     “Account” means and includes any “account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest and, in any event, shall include any account receivable, book debt and other form of right to payment of monetary obligations now owned or hereafter acquired or received by or belonging or owing to Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest (including under any trade name, style or division thereof), whether or not earned by performance, whether arising out of (a) property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or services rendered or to be rendered by Grantor, (b) any policy of insurance issued or to be issued (including any health-care-insurance receivable, as such term is defined in Revised Article 9 of the UCC), (c) contingent obligation or other secondary obligation incurred or to be incurred, (d) energy provided or to be provided, (e) the use or hire of a vessel under a charter or other contract, (f) the use of a credit or charge card or information contained in or for use with such card or (g) winnings in a lottery or other game of chance operated, sponsored, licensed or authorized to be operated by any governmental authority, and shall further include any of Grantor’s rights or interests to or in any property represented by any of the foregoing (including unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Grantor under or other proceeds of any purchase order and contract for the sale, lease, license, assignment or other disposition of property or the rendering of services or both by Grantor (whether or not yet earned by performance on the part of Grantor or in connection with any other transaction), and any collateral security or guaranty of any kind given by any person with respect to any of the foregoing.

1.

     “Account Debtor” means a person obligated on an Account, Chattel Paper or General Intangible, but does not include a person obligated to pay on or under an Instrument, even if such Instrument constitutes a part of Chattel Paper.

     “Chattel Paper” means and includes any “chattel paper,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any records of Grantor evidencing both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods or a lease of specific goods and license of software used in the goods, and any such records consisting of information stored in an electronic medium.

     “Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

     “Commercial Tort Claims” means any claim arising in tort now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     “Commodity Account” means and includes any “commodity account,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     “Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     “Copyright License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

     “Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

2.

     “Deposit Account” means and includes any “deposit account” as such term is defined in Article 9 of the UCC, and shall include, in any event, any demand, time, savings, passbook or similar account now or hereafter maintained with a bank or other organization engaged in the business of banking, including any savings bank, savings and loan association, credit union or trust company in which Grantor now holds or hereafter acquires or receives any right or interest, and any cash or other monies, funds or amounts therein, whether or not restricted or designated for a particular purpose, but excluding all Investment Property and Accounts evidenced by an Instrument.

     “Documents” means and includes any “documents,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any negotiable documents of title, including any warehouse receipt, dock receipt or bill of lading issued by any person with respect to any Inventory, whether in written or electronic form.

     “Equipment” means and includes any “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any machinery, equipment, furnishing, truck or other vehicle, boat, tractor, trailer, railcar or other rolling stock, aircraft, aircraft engine, avionic, tank, pump, filter, generator, computer or other electronic data-processing equipment, terminal, printer or related component or accessory, photocopier, telephonic, video or other office equipment of any nature whatsoever, laboratory equipment, printing, sorting, inserting, packaging, mailing or shipping, and other office, production, and warehouse equipment of any nature or kind whatsoever, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessions installed thereon or affixed thereto.

     “Event of Default” means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations, (ii) any report, information or notice made to, obtained or received by Secured Party at any time after the date hereof indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in such report, information or notice, except Permitted Liens (iii) any breach by Grantor of any warranty, representation, or covenant set forth herein, and (iv) any “Event of Default” as defined in the Note.

3.

     “Fixtures” means and includes any “fixtures,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, regardless of where located, any of the fixtures, systems, machinery, apparatus, equipment or fittings of any kind or nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached or affixed to or constituting a part of, or located in or upon, real property wherever located, including sign, escalator, elevator, any heating, electrical, mechanical, lighting, lifting, plumbing, ventilating, air-conditioning or air cooling, refrigerating, food preparation, incinerating or power, loading or unloading, boilers, communication, switchboard, tank, pump, filter, sprinkler or other fire prevention or extinguishing fixture, system, machinery, apparatus or equipment, and any engine, motor, dynamo, machinery, pipe, pump, tank, conduit or duct constituting a part of any of the foregoing, together with all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be.

     “General Intangible” means and includes any “general intangible,” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Contract (including any License), Copyright, Trademark, Patent or other Intellectual Property, payment intangible, interest in a partnership, limited liability company, joint venture or other business association, books and records, ledger card, file, correspondence, computer program, tape, disk and related data processing software that at any time evidences or contains information relating to any of the Collateral, permit, goodwill (including the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), insurance policy or any claim in or under any policy of insurance (including unearned premiums), chose in action, judgment taken or any rights or claims included in the Collateral, cash and other forms of money or currency, right to sue for past, present and future infringement of any Copyright, Trademark, Patent, right to any tax refund of any kind from any governmental authority, any right to receive the proceeds of any indemnity, warranty (including any manufacturer’s warranty) or guaranty (including any performance guaranty) in favor of Grantor, any claim of Grantor arising out of any breach or default under any Contract (including any License) or claim for damages arising out of such breach or default and right of Grantor to terminate, amend, supplement, modify or exercise rights, options or remedies under any Contract (including any License).

     “Instrument” means and includes any “instrument,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, whether in written or electronic form, and shall include, in any event, any negotiable instrument or other writing that evidences a right to the payment of a monetary obligation, is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment and which otherwise is not itself Investment Property, a security agreement or lease comprising part of Chattel Paper, a letter of credit or a writing evidencing a right to payment arising out of the use of a credit or charge card or information contained on or for use with any such card.

4.

     “Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

     “Inventory” means and includes any “inventory,” as such term is defined in Article 9 of the UCC, wherever located, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any inventory, good or other personal property which is held by or on behalf of Grantor for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Grantor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to Secured Party from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Grantor or is held by Grantor or by others for Grantor’s accounts, including all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of Grantor or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     “Investment Property” means and includes any “investment property,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any certificated security, uncertificated security, security entitlement, Securities Account, commodity contract, Commodity Account or financial asset, as each such term is defined in Article 9 of the UCC.

     “Letter-of-Credit Right” means any right now owned or hereafter acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in each case to payment or performance under a letter of credit (as such term is defined in Article 5 of the UCC), whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     “License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

     “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

5.

     “Patent License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

     “Patents” means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

     “Payment Intangibles” means and includes any “payment intangible” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     “Permitted Lien” means: (a) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party’s security interests; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor’s business if such are otherwise permitted under this Security Agreement and do not interfere in any material respect with the business of Grantor; (e) any right, title or interest of a licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (f) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (i) Liens securing capital lease obligations on assets subject to such capital leases and Liens on equipment leased by Grantor pursuant to an operating lease in the ordinary course of Grantor’s business (including proceeds thereof and accessions thereto), all incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); and (j) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

6.

     “Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any and all (a) Accounts, Chattel Paper, Instruments, Investment Property, cash or other forms of money, currency or funds or other property of any nature, type or land whatsoever payable to or renewable by Grantor from time to time in respect of the Collateral, including upon the sale, lease, license, exchange or other disposition of any Collateral, (b) proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the Collateral, including by reason of the loss, nonconformity or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, (c) payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (d) claims of Grantor against third parties arising out of the loss, nonconformity, interference with the use of, defects or infringements of rights in, or damage to, any of the Collateral, including any claim (i) for past, present or future infringement of any Patent or Patent License, Copyright or Copyright License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (e) certificates, dividends, cash, Instruments or other forms of money, currency or funds and other Property received or distributed in respect of or in exchange for any Investment Property, (f) cash or other forms of money, currency or funds and other proceeds received under and in respect of any letter of credit or other support obligation, (g) rights arising out of any of the Collateral, and (h) other property of any nature, type or kind whatsoever from time to time paid or payable under or in connection with, collected on, or distributed on account of, any of the Collateral.

     “Promissory Notes” means and includes any “promissory notes” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     “Revised Article 9” has the meaning set forth in Section 3.

     “Secured Obligations” means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans and any and all renewals, extensions, restructuring and refinancings thereof, (b) the obligation of Grantor to pay any fees, costs and expenses of Secured Party under under Section 7(d) hereof and (c) any and all other obligations, debt or other monies now or hereafter owed by Grantor to Secured Party, including but not limited to any monies owed or to be owed by Grantor to Secured Party under this Security Agreement.

     “Securities Account” means and includes any “securities account,” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

7.

     “Security Agreement” means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

     “Supporting Obligations” means and includes any “supporting obligations” as such term is defined in Article 9 of the UCC, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest.

     “Trademark License” means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

     “Trademarks” means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

     “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of California (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of Article 9 shall include and refer to Revised Article 9 from and after the date Revised Article 9 shall become effective in the State of California); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement.

     2.  GRANT OF SECURITY INTEREST. As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to extend or cause the Loans to be made as recited above, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the “Collateral”):

8.

     (a) All Accounts of Grantor;

     (b) All Chattel Paper of Grantor;

     (c) All Commercial Tort Claims of Grantor;

     (d) All Contracts of Grantor;

     (e) All Deposit Accounts of Grantor;

     (f) All Documents of Grantor;

     (g) All Equipment of Grantor;

     (h) All Fixtures of Grantor;

     (i) All General Intangibles of Grantor, including, without limitation, Payment Intangibles, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;

     (j) All Instruments of Grantor, including, without limitation, Promissory Notes;

     (k) All Inventory of Grantor;

     (l) All Investment Property of Grantor;

     (m) All Letter-of Credit Rights of Grantor;

     (n) All Supporting Obligations of Grantor;

     (o) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

     (p) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

     (q) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

9.

     This Security Agreement does not include any obligation described above which is secured by a consensual lien on real property.

     Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (b) any Contract, Instrument or Chattel Paper in which Grantor has any right, title or interest if and to the extent such Contract, Instrument or Chattel Paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Contract, Instrument or Chattel Paper to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Contract, Instrument or Chattel Paper or (ii) such prohibition would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code or Sections 9-407(a) or 9-408(a) of Revised Article 9 of the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Contract, Instrument or Chattel Paper as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Contract, Instrument or Chattel Paper and in any such monies and other proceeds of such Contract, Instrument or Chattel Paper.

     3. Revised Article 9. The parties acknowledge that revised Article 9 of the Uniform Commercial Code in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 (“Revised Article 9”) has been adopted in the State of California and elsewhere and hereby agree to the following provisions of this Security Agreement in anticipation of the possible application thereof, in one or more jurisdictions, to the transactions contemplated hereby.

     (a) In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of Grantor described in Section 2, whether or not within the scope of Revised Article 9.

     (b)  Secured Party may at any time and from time to time file financing statements, continuation statements (including “in lieu”continuation statements) and amendments thereto that describe the Collateral as all assets of Grantor or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor. Grantor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Grantor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

10.

     (c)  Grantor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Secured Party may reasonably request for Secured Party (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (ii) to obtain “control”of any investment property, deposit accounts, letter-of-credit rights or electronic chatter paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. §§ 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control”for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Secured Party, and (iii) otherwise to insure the continued perfection and priority of Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction.

     (d)  Nothing contained in this Section 3 shall be construed to narrow the scope of Secured Party’s security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Secured Party hereunder except as (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

     4.  RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

     (a)  Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b)  Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

11.

     (c)  Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

     5.   REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

     (a)  Except for the security interest granted to Secured Party under this Security Agreement, Grantor is the sole legal and equitable owner or, has the power to transfer or, as to Intellectual Property licensed from other persons, licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto or the power to transfer, free and clear of any and all Liens, except for Permitted Liens.

     (b)  No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement, except for Permitted Liens.

     (c)  This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights, subject only to Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights, subject only to Permitted Liens and additional filings to be made with the United States Copyright Office and/or Patent and Trademark Office as are necessary to perfect Secured Party’s security interest in subsequent ownership rights and interests of Grantor in Copyrights, Patents, Trademarks and Licenses.

     (d)  Grantor’s taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. If Grantor is a corporation, limited liability company, limited partnership, corporate trust or other registered organization, the State (or if not a state, the other jurisdiction) under whose law such registered organization was organized is set forth on the signature page hereof. The Collateral, other than Deposit Accounts, Securities Accounts, Commodity Accounts and motor vehicles and other mobile goods of the type contemplated in Section 9103(3)(a) of the UCC, is presently located at such address. Grantor shall not change its taxpayer identification number, jurisdiction of organization or such chief executive office, principal place of business or remove or cause to be removed, the records concerning the Collateral from those premises without prior written notice Secured Party or as otherwise expressly permitted by the Loan Agreement.

12.

     (e)  All Collateral of Grantor existing as of the date hereof with respect to which a security interest may be perfected by the Secured Party’s taking possession thereof, including, without limitation, all Chattel Paper, Instruments or Investment Property comprising certificated securities is set forth on Schedule B attached hereto. All action necessary or desirable to protect and perfect such security interest in each item set forth on Schedule B, including the delivery of all originals thereof, duly endorsed to Secured Party, has been duly taken. The security interest of Secured Party in Grantor’s Collateral listed on Schedule B is prior in right and interest to all other Liens (other than Permitted Liens) and is enforceable as such against creditors of and purchasers from Grantor.

     (f)  Grantor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Secured Party by Grantor under Section 2 of this Security Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the UCC, except for the Lien created in favor of Secured Party by this Security Agreement.

     (g)  None of the Investment Property of Grantor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

     (h)  All Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses now owned, held or in which Grantor otherwise has any interest are listed on Schedule C attached hereto. Grantor shall amend Schedule C from time to time within twenty (20) business days after the filing of any application for a Patent, Trademark or Copyright or the issuance of any Patent or registration of any Trademark or Copyright to reflect any additions to or deletions from this list. Except as set forth on Schedule C, none of the Patents, Trademarks or Copyrights has been licensed to any third party.

     6.  COVENANTS.Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

     6.1  Disposition of Collateral. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory, (b) the granting of non-exclusive Licenses and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor’s business.

     6.2  Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section 6.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 5(d) above without thirty (30) days prior written notice to Secured Party.

13.

     6.3  Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement. Grantor shall further defend the right, title and interest of Bank in and to any of Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all persons whomsoever.

     6.4  Limitations on Modifications of Accounts, Etc. Upon the occurrence and during the continuance of any Event of Default, Grantor shall not, without Secured Party’s prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper, Instruments or amounts due under any Contract or Document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates granted in the ordinary course of Grantor’s business.

     6.5  Insurance. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

     6.6  Taxes, Assessments, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

     6.7  Maintenance of Records. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Grantor shall not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

     6.8  Registration of Intellectual Property Rights. Grantor shall promptly register or cause to be registered (to the extent not already registered) the most recent version of any Copyright and any Copyright License and any Patent, Patent License, Trademark or Trademark License, which, individually or in the aggregate, is material to the conduct of Grantor’s business, with the United States Copyright Office or Patent and Trademark Office, as applicable, including, without limitation, in all such cases the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Grantor shall register or cause to be registered with the United States Copyright Office or Patent and Trademark Office, as applicable, those additional rights and interests developed or acquired by Grantor after the date of this Security Agreement, including, without limitation, any additions to the rights and interests of Grantor listed on Schedule C hereto, prior to the sale or licensing of any product containing such rights and interests.

14.

     6.9  Notification Regarding Changes in Intellectual Property. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of the Grantor in or to any Copyright, Patent, Trademark or License not specified on Schedule C hereto and shall permit Secured Party to amend such Schedule, as necessary, to reflect any addition or deletion to such ownership rights.

     6.10  Defense of Intellectual Property. Grantor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

     6.11  Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) using its best efforts to secure all consents and approvals necessary or appropriate for the grant of a security interest to Secured Party in any Contract held by Grantor or in which Grantor has any right or interest not heretofore assigned, (b) executing, delivering and causing to be filed any financing or continuation statements (including “in lieu”continuation statements) under the UCC with respect to the security interests granted hereby, (c) filing or cooperating with Secured Party in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, or any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect Secured Party’s interest in Grantor’s Collateral, (d) transferring Grantor’s Collateral to Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), (e) at Secured Party’s reasonable request, placing the interest of Secured Party as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (f) executing and delivering and causing the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to each new Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest in order to perfect the security interest created hereunder in favor of Secured Party (including giving Secured Party “control”over such Collateral within the meaning of the applicable provisions of Article 8 and Article 9 of the UCC), (g) at Secured Party’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of Secured Party’s security interest in, or claim in or under, any policy of insurance (including unearned premiums) and (g) at Secured Party’s reasonable request, using its best efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes Secured Party to file any such financing or continuation statement (including “in lieu”continuation statements) without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business and any Instrument in the outstanding or stated amount of less than $25,000, shall be duly endorsed in a manner reasonably satisfactory to Secured Party and delivered to Secured Party promptly and in any event within five (5) business days of Grantor’s receipt thereof.

15.

7.  RIGHTS AND REMEDIES UPON DEFAULT.

      (a) Beginning on the date which is five (5) days after any Event of Default shall have occurred and while such Event of Default is continuing, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Note and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Secured Party’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Grantor has the right to do so, Grantor authorizes Secured Party, on the terms set forth in this Section 7 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party’s request, to assemble its Collateral and make it available to the Secured Party at places which Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(f), below, with Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Grantor agrees that Secured Party need not give more than ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of its Collateral are insufficient to pay all amounts to which Secured Party is entitled from Grantor, Grantor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency.

16.

     (b) As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Party shall determine to exercise its right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the “Act”), Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Secured Party may, in its sole discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Secured Party shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Secured Party may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’rights and the Act and all applicable state securities laws.

     (c)  Grantor agrees that in any sale of any of such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

17.

     (d)  Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

     (e)  Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

     (f)  The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

     FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

     SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

     FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

     8.  INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party’s gross negligence or willful misconduct.

     9.  LIMITATION ON SECURED PARTY’S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

     10.  REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

18.

     11.  MISCELLANEOUS.

     11.1 No Waiver; Cumulative Remedies.

     (a)  Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

     (b)  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

     (c)  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

     11.2  Termination of this Security Agreement. Subject to Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

     11.3  Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

     11.4  Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor’s State.

19.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR

_____________________________________

_____________________________________

_____________________________________

TAXPAYER IDENTIFICATION NUMBER OF GRANTOR

_____________________________________	BURST.COM, INC.

By: _____________________________________

Printed Name: _____________________________

Title: ____________________________________

JURISDICTION OF ORGANIZATION OF GRANTOR

_____________________________________

20.

SCHEDULE A

LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT

A-1.

SCHEDULE B

LIST OF COLLATERAL DELIVERED BY GRANTOR TO SECURED PARTY

B-1.

SCHEDULE C

INTELLECTUAL PROPERTY

C-1.